UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 15, 2011

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 27, 2011, the Company announced that it signed a new Letter of Intent to Eagle Technologies USA (“Eagle”) (www.eagletechnologiesusa.com) of Brea, California.

On September 15, 2011, the Company announced that it had signed an amendment to the Letter of Intent, extending the closing date to December 31, 2011.

Eagle, founded by card industry leaders Greg and Ryan Hawkins and Jeff Fulmer in 2008, has rapidly emerged as the premier provider of blank PVC and polyester composite cards to the identification market.  Eagle will provide an immediate additional $1 million in annual revenue to Visualant and is projected to grow to $3 to $4 million in revenues over the next two years as Eagle increases the range and technical sophistication of its product line.

The above description of the Amendment to the Letter of Intent is only intended as summarize the Amendment to the Letter of Intent. The full Amendment to the Letter of Intent is attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Amendment to Letter of Intent dated September 1, 2011 by and between Visualant, Inc. and Eagle Technologies USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

September 15, 2011

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Letter of Intent dated September 1, 2011 by and between Visualant, Inc. and Eagle Technologies USA.